Exhibit 10.1

AGREEMENT

THIS AGREEMENT, is entered into as of September 30, 2014 by and between MeadWestvaco Corporation, a Delaware corporation (“the “Company”), and Mark T. Watkins (“You”).

BACKGROUND

WHEREAS, the Company maintains an ownership interest in Arborgen, Inc. (“Arborgen”) which allows it to appoint two members to the Board of Directors (“Board”) or Arborgen;

WHEREAS, as an employee of the Company You have served as a member of the Board of Arborgen as the Company’s representative;

WHEREAS, You will be terminating employment with the Company and the Company wishes to retain your services to continue to serve as a member of the Board of Arborgen as the Company’s representative, as well as provide other advisory services in support of the Company’s activities, subject to the terms and condition of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, and intending to be legally bound hereby, the Company and You hereby agree as follows:

1.	Services. During the term of this Agreement, (i) You agree to serve as member of the Board of Arborgen as a representative of the Company, to manage the business of the Company in accordance with applicable law and the current Articles of Incorporation and Bylaws of Arborgen through December 31, 2014 and (ii) provide consulting services to the Company on an as needed basis (“Services”) not to exceed 80 hours/ 10 full days per month unless mutually agreed. You will perform Services in a professional manner, consistent with industry standards, in accordance with the highest ethical standards, and in compliance with applicable legal and regulatory requirements.

2.	Term. The Agreement shall begin on October 1, 2014 and terminate September 30, 2015.

3.	Compensation; No Benefits.

(a)	As compensation for performance of the Services, Company shall pay You as follows:

(i)	For services agreed to be provided on an hourly basis, the rate shall be $225 per hour.

(ii)	Company also agrees to be responsible for travel expenses incurred in connection with the performance of your Services. Payment of such expenses will be approved only after a review of an appropriate invoice (and documentation supporting such expenses) consistent with usual and customary Company policy.

(b)	You agree that you are not an employee of Company and will not be entitled to participate in or receive any benefit or right as a Company employee under any Company employee benefit and welfare plans, including, without limitation, employee insurance, pension, savings and security plans as a result of his/her entering into this Agreement.

4.	Confidentiality.

(a)	Company Information. You agree at all times during the term of this Agreement and thereafter, to hold in strictest confidence, and not to use, except in connection with the performance of your Services, and not to disclose to any person or entity without written authorization of the Company, any Confidential Information of the Company. As used herein, “Confidential Information” means any Company proprietary or confidential information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customer lists and customers, markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, marketing, distribution and sales methods and systems, sales and profit figures, finances and other business information disclosed to You by the Company, either directly or indirectly in writing, orally or by drawings or inspection of documents or other tangible property. However, Confidential Information does not include any of the foregoing items which has become publicly known and made generally available through no wrongful act by yourself.

(b)	Restricted Information. You agree that during the term of this Agreement Consultant will not improperly use or disclose any proprietary or confidential information or trade secrets of any person or entity with whom You have an agreement or duty to keep such information or secrets confidential.

(c)	Third Party Information. You recognize that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. You agree at all times during the term of this Agreement and thereafter, to hold in strictest confidence, and not to use, except in connection with the performance of your Services, and not to disclose to any person or entity, or to use it except as necessary in performing the Services, consistent with the Company’s agreement with such third party.

(d)	Survival. The provisions of this paragraph 4 shall survive the expiration or sooner termination of the term of this Agreement.

5.	No Conflicting Agreements. You represent that You are not a party to any existing agreement which would prevent You from entering into and performing this

Agreement. You will not enter into any other agreement that is in conflict with your obligations under this Agreement. Subject to the foregoing, You may from time to time act as a consultant to, perform professional services for, or enter into agreements similar to this Agreement with other persons or entities without the necessity of obtaining approval from the Company.

6.	Return of Company Property. Promptly upon the expiration or sooner termination of the term of this Agreement, and earlier if requested by the Company at any time, You shall deliver to the Company (and will not keep in your possession or deliver to anyone else) all Confidential Information of the Company and all software, documentation devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by You as part of or in connection with the Services or otherwise belonging to the Company.

7.	Equitable Relief. You agree that it would be impossible or inadequate to measure and calculate the Company’s damages from any breach of the covenants set forth in paragraphs 4 and 6 of this Agreement. Accordingly, You agree that if You breach any of such covenants, the Company will have available, in addition to any other right or remedy available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement.

8.	Entire Agreement, Amendment and Assignment. This Agreement is the sole agreement between You and the Company with respect to the Services to be performed hereunder and it supersedes all prior agreements and understandings with respect thereto, whether oral or written. No modification to any provision of this Agreement shall be binding unless in writing and signed by both You and the Company. No waiver of any rights under this agreement will be effective unless in writing signed by the party to be charged. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of You hereunder are of a personal nature and shall not be assignable or delegable in whole or in part by You.

9.	Governing Law. This Agreement shall be governed by and interpreted in accordance with laws of the state of Virginia without giving effect to any conflict of laws provisions.

10.	Notices. All notices and other communications required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given when hand delivered, sent by facsimile or mailed by registered or certified mail, as follows (provided that notice of change of address shall be deemed given only when received):

If to the Company, to:

Robert Feeser

MeadWestvaco Corporation

501 South 5th Street

Richmond, Virginia 23219

If to You, to:

Mark T. Watkins

420 Jasmine Key Lane

Chapin, SC 29036

or to such other names or addresses as the Company or You, as the case may be, shall designate by notice to each other person entitled to receive notices in the manner specified in this paragraph.

11.	Severability. If any provision of this Agreement or application thereof to anyone or under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction.

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Agreement as of the date first above written.

MeadWestvaco Corporation

By:	/s/ Robert A. Feeser
Name:	Robert A. Feeser
Title:	Executive Vice President

Mark T. Watkins

/s/ Mark T. Watkins